Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Greg Miller, Chief Financial Officer

(408) 263-3214

gregm@calmicro.com

California Micro Devices Raises December Quarter Outlook

MILPITAS, Calif. – Jan. 5, 2004 – California Micro Devices (NASDAQ: CAMD) today elevated its financial outlook for the third quarter of fiscal 2004, which ended December 31, 2003. Revenue is now expected to be between $16.8 and $17.2 million compared to prior guidance of between $16.2 and $17.0 million. Net earnings per share are now expected to be between $0.08 and $0.10 compared to prior guidance of between $0.06 and $0.09.

“We continue to expect solid sequential revenue growth from our Mobile and Computing/Consumer products, reflecting recent design-win activity and a strong end-market environment, as well as a peak in revenue from older products resulting from our end-of-life program for them,” said Robert V. Dickinson, president and CEO. “In addition, we now expect revenue from our Medical products to be up sequentially rather than flat to down.”

As previously stated, Dickinson anticipates that revenue and net income in the December quarter will be the highest in the company’s recent history. Dickinson also noted that December quarter bookings are expected to be higher than the prior quarter’s $15.4 million, the highest level the company had achieved in three years.

January 6th Needham Presentation

Dickinson is scheduled to present at the Sixth Annual Needham & Company Growth Conference in New York City tomorrow at 10:00 a.m. Eastern Time. Interested parties may access a live webcast or a replay of it by visiting: http://www.wallstreetwebcasting.com/webcast/needham7/camd/

February 5th FQ3-2004 Conference Call

California Micro Devices will announce the actual results for its third quarter of fiscal 2004 on Thursday, February 5, 2004, after the close of trading. The company will hold a conference call on the same day at 2:00 p.m. Pacific Time to discuss its results.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application-specific analog semiconductor products for the Mobile, Computing, and Consumer Electronics markets. Key products include application-specific integrated passive (ASIP™) devices and power management ICs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not

guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, expects, and estimates. Forward-looking statements made in this release include our expectations regarding revenue, net earnings per share, and bookings for the third fiscal quarter of 2004. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, obtaining the final results of distributor sell-through and customer draw-down of off-site inventory; finalizing our internal accounting for the results of the quarter, including our inventory reserves and manufacturing expense calculations, in light of our ongoing effort to enhance our internal controls; and working with our new auditors in their first review of our financial statements and receiving their opinion as to our estimates of such matters as reserves and the salability of our inventory, as well as other risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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ASIP™ is a trademark of California Micro Devices. All other trademarks are property of their respective owners.